EXHIBIT 32.1
Certification by the President and Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, Richard S. Swanson, President and Chief Executive Officer of the Federal Home Loan Bank of Des Moines (“Registrant”) certify that, to the best of my knowledge:
1.	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2008 (“Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Date: May 12, 2008

/s/ Richard S. Swanson
Richard S. Swanson
President and Chief Executive Officer
A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.